Exhibit 99.1

Ondas Holdings Receives Extension to Regain Compliance with Nasdaq’s Minimum Bid Requirement

MARLBOROUGH, MA / November 19, 2024 / Ondas Holdings Inc. (NASDAQ:ONDS) ("Ondas" or the "Company"), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, announced today it has received a notification letter from Nasdaq Stock Market LLC (“Nasdaq”) that the Company has been granted an additional 180-day compliance period to regain compliance with Nasdaq’s minimum bid price of $1.00.

Ondas was granted the extension for the minimum bid price requirement based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the extended compliance period.

If at any time before the 180-day extension period ends, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq Listing Qualifications Department will provide written confirmation that the Company has achieved compliance.

About Ondas Holdings Inc.

Ondas Holdings Inc. ("Ondas") is a leading provider of private wireless data solutions via Ondas Networks Inc. ("Ondas Networks") and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. ("American Robotics" or "AR") and Airobotics LTD ("Airobotics"), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks' standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today's legacy private licensed wireless networks. Ondas Networks' customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Ondas Autonomous Systems Inc. (OAS) specializes in designing, developing, and marketing autonomous drone solutions via its two advanced drone platforms: the Optimus System, the world’s first FAA-certified small UAS (sUAS) for aerial security and data capture, and the Iron Drone Raider, a counter-drone system designed to combat hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation for critical defense, infrastructure, industrial, and government applications. American Robotics and Airobotics have achieved industry-leading regulatory milestones, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator. Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn. For additional information on Ondas Autonomous Systems, follow us on LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.
888.350.9994
ir@ondas.com

Media Contact for Ondas
Preston Grimes
Marketing Manager, Ondas Holdings Inc.
preston.grimes@ondas.com